Exhibit 10.5

CHARTER

OF THE AUDIT COMMITTEE

OF

THE BOARD OF DIRECTORS

OF

EXAR CORPORATION

Amended and Restated as of September 14, 2010

I	PURPOSE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Exar Corporation (the “Company”) is to (a) oversee the integrity of the financial statements of the Company, (b) monitor the Company’s compliance with legal and regulatory requirements, (c) appoint, compensate, manage and qualify the Company’s external auditors, (d) oversee the performance of the Company’s internal audit function, (e) evaluating and monitoring the Company’s overall risk management processes and (f) prepare the report the Committee is required by Securities and Exchange Commission (“SEC”) rules to be included in the Company’s annual proxy statement.

Subject to the Company’s Bylaws, the Delaware General Corporation Law and the rules and regulations of the SEC and/or applicable listing agency, the Committee will fulfill these responsibilities and duties by carrying out the activities enumerated in this Charter.

II	STRUCTURE AND OPERATIONS

The Committee shall be composed of a minimum of three directors, with all members of the Committee to be independent, according to the independence standards and requirements of the listing standards of The NASDAQ Global Market (or any other applicable securities exchange or over the counter market) (the “Listing Standards”), the SEC and applicable law, including the Sarbanes-Oxley Act of 2002, and free from any relationship that would interfere with the exercise of his or her independent judgment as a member of the Committee. The Board shall appoint the members of the Committee from time to time and at least annually at the annual organizational meeting of the Board, including a Director to serve as Committee Chair. In selecting members of the Committee, the Board shall take into account compliance with applicable statutes, rules, regulations and the Listing Standards, including requirements of independence. The Board shall determine that each member of the Committee is financially literate in accordance with rules of the SEC and the Listing Standards. At least one member of the Committee shall, in the judgment of the Board be an “audit committee financial expert” as defined in the rules and regulations of the SEC, and at least one member (who may also be the audit committee financial expert) shall, in the judgment of the Board, have accounting or related financial management expertise in accordance with the Listing Standards. Notwithstanding the foregoing, no person shall be determined to be financially literate, an “audit committee financial expert” or having the above described expertise without such person’s consent. Committee members shall serve from the date of their appointment until the next Annual Meeting of Stockholders, or until their earlier resignation, removal or replacement.

The Committee shall meet at least four times per year, with additional meetings to occur as deemed necessary or desirable by the Committee or the Committee Chair. Meetings shall be held at such times and places as the Committee shall determine, including by written consent. A majority of the members of the Committee shall constitute a quorum for the Committee to act in the discharge of its duties. The

Committee shall keep written minutes of its meetings and deliver copies of the minutes to the Company secretary for inclusion in the corporate records. Meeting minutes will be approved by the Committee and copies provided to members of the Board who are not members of the Committee.

III	COMMITTEE DUTIES AND RESPONSIBILITIES

The following are the duties and responsibilities of the Committee:

1.	To be directly responsible, in its capacity as a committee of the Board, for appointing and retaining, compensating, overseeing, evaluating and terminating when appropriate, the External Auditor to audit the consolidated financial statements of the Company. In this regard, the Committee shall evaluate the qualifications, independence and performance of the External Auditor, appoint and retain it (subject to ratification by the Company’s shareholders), and, if appropriate, replace the External Auditor. The External Auditor shall report directly to the Committee.

2.	Pre-approve all audit and non-audit services to be performed by the External Auditor and establish policies and procedures for the engagement of the External Auditor to provide those services. To the extent permitted by applicable SEC rules, the Committee is authorized to delegate from time to time to one or more of its members, or to establish reasonably detailed pre-approval policies and procedures pursuant to which management shall have, the authority to engage permissible services from the External Auditor, provided that all such decisions to engage the External Auditor shall be reported to the Committee at its next scheduled meeting.

3.	Obtain and review, at least annually, a report by the External Auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the External Auditor and the company.

4.	Meet to review and discuss with management and the External Auditor the annual audited financial statements and quarterly financial statements prior to filing, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” to be included in the Company’s reports on Forms 10-K and 10-Q and matters required to be reviewed by applicable legal or regulatory requirements or the Listing Standards.

5.	Discuss with management and the External Auditor and review any significant issues regarding accounting principles, practices and judgments made in connection with the preparation of the Company’s financial statements. Review a report from the External Auditor regarding all critical accounting policies to be used in the Company’s financial statements, including major changes thereto. Review any major issues as to the adequacy of the Company’s internal controls and any remedial steps or new controls adopted in light of any control deficiencies. Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company. The External Auditor shall also report to the Committee any other written communications involving a matter of materiality with management.

6.	Discuss and pre-approve earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

7.	Recommend to the Board whether the financial statements should be included in the annual report on Form 10-K.

8.	Review with the External Auditor any audit problems or difficulties or disagreements encountered and management’s response. Such review should include:

a.	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management;

b.	The internal accounting and financial responsibilities; and

c.	The investigation and implementation of the resolution of any disagreement between the External Auditor and management.

9.	Review and monitor the Company’s compliance programs, policies and procedures relating to management of business risks to the Company, including review and monitoring of compliance training initiatives.

10.	Discuss policies with respect to risk assessment and risk management and the steps management has taken to monitor and control such exposure.

11.	Meet separately and on a periodic basis with management, the senior internal auditor of the Company, and with the External Auditor separately without management.

12.	Review at least annually the internal audit organization and the objectives and scope of the internal audit function and examinations including review and approval of the appointment of the senior internal auditor.

13.	Review periodic reports from management assessing the effectiveness of the Company’s internal controls and procedures for financial reporting, including reports on (a) all significant deficiencies or material weaknesses in the design or operation of internal controls, including any corrective actions and (b) any fraud, whether or not material, that involves management or other employees. The Committee shall also periodically consult with management regarding the Company’s disclosure controls and procedures.

14.	Establish procedures regarding (a) the receipt, retention and treatment of complaints regarding the Company’s accounting, internal accounting controls or auditing matters and (b) the confidential and anonymous submission by Company employees regarding questionable accounting or auditing matters.

15.	Consider any proposed hiring of employees or former employees of the External Auditor.

16.	Review and pre-approve any proposed related-party transactions and/or affiliated transactions.

17.	Review the appointment and replacement of the senior accounting and financial executives.

18.	Review and approve, on at least an annual basis, summary expense reports and reimbursements of the Chairman, Chief Executive Officer and Chief Financial Officer.

19.	Review with management material matters relating to tax and insurance.

20.	Review and investigate any matters pertaining to the integrity of the financial management of the Company.

21.	Obtain annually from the External Auditor a statement of the audit fees and other categories of fees billed for the prior fiscal year which are required to be disclosed in the Company’s proxy statement for its annual meeting under the SEC’s proxy rules, and consider whether the provision of any non-audit services is compatible with maintaining the auditors’ independence.

22.	Review periodically (at least annually) the Committee Charter and recommend to the Board any proposed changes to the Charter.

23.	Assess annually the Committee’s performance of its responsibilities and report on that assessment to the Board.

24.	Perform such other functions and have such powers as may be necessary or convenient in the efficient discharge of the foregoing.

COMMITTEE REPORTS

The Committee shall produce the following reports and provide them to the Board:

•	An annual Report of the Audit Committee for inclusion in the Company’s annual proxy statement in accordance with applicable rules and regulations of the SEC.

•

An annual performance evaluation of the Committee. The performance evaluation should also recommend to the Board whether any improvements to this Charter are deemed necessary or desirable. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the Committee Chair or any other member of the Committee designated by the Committee to make this report.

•	As appropriate, a summary of the actions taken at each Committee meeting, which shall be presented by the Committee Chair to the Board at the next Board meeting.

RESOURCES	AND AUTHORITY OF THE COMMITTEE

The Committee shall be provided with the powers set forth in this Charter, and adequate resources and funding, as determined by the Committee, to enable it to fulfill its responsibilities. The Committee may perform any other activities consistent with this Charter, the Company’s bylaws, the Listing Standards and applicable law as the Committee or the Board considers appropriate.

The Committee shall have the authority to appoint and retain such outside counsel and other advisors as the Committee in its sole discretion deems appropriate. The Committee shall have the sole authority to approve the terms of any such retention and the fees to be paid.

The Committee shall have direct access to senior Company Management, the External Auditor, the senior internal auditor, the General Counsel and any other Company personnel, each of whom shall also have direct access to members of the Audit Committee.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is the duty of management and the External Auditor, and not the Audit Committee, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

Nor is it the duty of the Audit Committee to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s Code of Business Conduct and Ethics.

Nothing in this Charter is intended to preclude or impair the protection provided in Section 141(e) of the Delaware General Corporation Law for good faith reliance by members of the Committee on reports or other information provided by others.